UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Grant of Second Deed of Trust and Assignment of Rents

On September 30, 2016, EWSD I, LLC (“EWSD I”), a wholly-owned subsidiary of Notis Global, Inc. (the “Company”) granted a junior lender (the “Junior Lender”) a Second Deed of Trust, Security Agreement and Financing Statement (the “Second Trust Deed”) and an Assignment of Rents and Leases (the “Assignment of Rents”). The Second Trust Deed and the Assignment of Rents encumber certain real property comprised of 320-acres of agricultural land in Pueblo, Colorado (the “Farm”) owned by EWSD I, and the rents payable by tenants under any current and future leases of and from the Farm. The Second Trust Deed and the Assignment of Rents secure the payment of all obligations of EWSD I pursuant to any debentures issued to the Junior Lender in accordance with the Securities Purchase Agreement dated June 30, 2016 by and among EWSD I, Junior Lender, and Company (the “June Securities Purchase Agreement”).

The security granted to the Junior Lender pursuant to the Second Trust Deed and the Assignment of Rents is subordinate to the rights of Southwest Farms, Inc. (the “Senior Lender”) as set forth in the Deed of Trust, Security Agreement and Financing Statement dated as of August 7, 2015 granted by EWSD I in favor of Senior Lender and the Assignment of Rents and Leases by and between EWSD I and Senior Lender dated as of August 7, 2015. Such subordination is documented in a Subordination Agreement dated as of August 23, 2016 by and among Senior Lender, Junior Lender, Company, EWSD I, and Pueblo Agriculture Supply and Equipment, LLC, another wholly-owned subsidiary of the Company, as amended by a First Amendment to Subordination Agreement dated as of September 19, 2016 (collectively, the “Subordination Agreement”) pursuant to which Senior Lender consented to the Second Trust Deed and the Assignment of Rents. The Subordination Agreement also provides that the Junior Lender may not increase the principal amount of indebtedness pursuant to the June Securities Purchase Agreement beyond $1,500,000.

The foregoing are merely summaries of the Second Deed of Trust, and the Assignment of Rents, each of which shall be filed by the Company as Exhibits to its Quarterly Report for the period ended September 30, 2016.

Entry into Note Purchase Agreement, Exchange Agreement, and Security Agreement

On September 30, 2016, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Magic Farms, LLC (the “Investor”) pursuant to which two wholly-owned subsidiaries of the Company, EWSD I, LLC (“EWSD I”) and Pueblo Agriculture Supply and Equipment, LLC (“Pueblo”, and together with EWSD I, the “Subsidiaries”) agreed to jointly sell, and the Investor agreed to purchase, an aggregate of up to $3,415,000 in subscription amount of Notes (plus the Magic Farms Subscription Amount, described below, which was tendered with the first tranche) (collectively, the “New Notes”) in seven tranches (each, a “Closing”), with the first tranche of up to $539,306 (of which $450,000 has been funded and $89,306 remains outstanding) plus the Magic Farms Note Subscription Amount (as defined below), the second tranche of up to $100,000 (of which $35,000 has been funded and $65,000 remains outstanding) being closed upon on or about October 1, 2016, the third tranche of up to $208,424 being closed upon on or about October 17, 2016, the fourth tranche of up to $100,000 being closed upon on or about November 1, 2016, the fifth tranche of up to $188,818 being closed upon on or about November 15, 2016, the sixth tranche of up to $182,051 being closed upon on or about December 15, 2016, and the seventh tranche of up to $665,000, the closing of which is contingent upon, among other things, the purchase of that certain parcel of land located at 212 39th Ln, Pueblo CO 81006 referred to as “Farm#2”, upon terms and conditions that are satisfactory to the Investor and the assignment of a 20% ownership interest in that certain 320-acres of agricultural land in Pueblo, Colorado (the “Farm”) and Farm #2 to the Investor. The Investor’s commitment to purchase an aggregate of up to $3,415,000 in Subscription Amount of Notes may, at the option of the Investor be reduced by up to $700,000 for monies raised by the Company or the Subsidiaries. The Magic Farms Note Subscription Amount refers to $1,431,401 of 10% convertible notes of the Company previously issued to Redwood Management, LLC (“Redwood”) pursuant to that certain Securities Purchase Agreement among Redwood, the Company and the Subsidiaries, dated on or about June 30, 2016, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2016 (the “July SPA”). The debentures issued pursuant to the July SPA were subsequently assigned to the Investor and were tendered for cancellation to the Company for the Magic Farms Subscription Amount portion of the New Notes.

The Company shall pay the Investor an annual collateral management fee of $239,050, which shall be due and payable in equal monthly installments of $19,921, commencing October 3, 2016 and continuing each successive month until the New Notes have been satisfied in full. Upon an event of default, the Collateral Management Fee shall increase to $478,100 per year until such event of default has been cured. The Collateral Management Fee is guaranteed for the first 12 months following the issuance of the New Notes.

Upon retirement of the New Notes, the Company or its Subsidiaries or affiliates as applicable, shall assign twenty percent (20%) of their respective ownership interest in the Farm and Farm #2 to the Investor.

The Company and Ned Siegel, Jeffrey Goh, and Clinton Pyatt, each an executive officer of the Company or member of the Company’s Board shall enter into management contracts with the Company upon terms and subject to conditions that are reasonably acceptable to the Investor.

Furthermore, the Company shall pay to the Investor as partial repayment of the New Notes or other indebtedness at the end of each calendar month:

(a)     Out of the first $1,000,000 in the aggregate of combined revenues received from all sources, including, without limitation, any revenue from any legal settlement, judgment, or other legal proceeding (collectively, a “Legal Matter”), received of the Company and all of its Subsidiaries net of any payments to an ‘outside farmer’ (collectively, the “Combined Revenues”), 80% of the Combined Revenues, except to the extent the Combined Revenues are from a Legal Matter, in which event, the percentage shall be 50% (collectively, the “Combined Net Revenues”).

(b)    Out of the second $1,000,000 in the aggregate of Combined Revenues, 70% of the Combined Net Revenues, except to the extent the Combined Revenues are from a Legal Matter, in which event, the percentage shall be 50%.

(c)     Out of any Combined Revenues in excess of $2,000,000, 60% of the Combined Net Revenues, except to the extent the Combined Revenues are from a Legal Matter, in which event, the percentage shall be 50%.

(d)     Upon full satisfaction of the New Notes, 60% of the Combined Net Revenues shall be used to redeem any outstanding indebtedness owed to the Investor.

(e)     The foregoing amounts may, at the Investor’s option, be reduced to allow EWSD to meet its overhead not to exceed $120,000 per month plus a maximum of $100,000 per month to the Company beginning January 15, 2017.

(f)      The Company shall be permitted to enter into one or more agreements with third parties to allocate to such third parties up to no more than 20% of the Combined Net Revenues. Any such agreements shall reduce the percentage of the Combined Net Revenues to be paid by the Companies to the Investor.

The Company agreed to use commercially reasonable efforts to amend the Subordination Agreement (referred to above) to reflect the issuance of New Notes to the Investor within 14 days of the date of the Securities Purchase Agreement. Redwood and the Investor are affiliates of one another.

The Company and the Subsidiaries also entered into an Exchange Agreement with Redwood, pursuant to which Redwood agreed to exchange each of the Company’s outstanding debentures issued in favor of Redwood (in the principal outstanding balance amount of approximately $5,882,242 (plus accrued interest) (the “Original Redwood Debentures”) for certain 10% Convertible Debentures issued by the Subsidiaries, due June 30, 2017, on substantially the same terms as the Redwood Debentures (the “Subsidiary Debentures”).

The Company and the Subsidiaries also entered into a Security Agreement (the “Security Agreement”), securing a lien for the Investor on the Farm (subject to the rights of the primary lien holder in the Farm pursuant to the Subordination Agreement (as defined above)) and securing a lien for the Investor on Subsidiaries’ other assets on a primary basis. Pursuant to the Security Agreement, the Company agreed to, within 14 calendar days, negotiate and enter into an amendment to the Subordination Agreement to reflect the rights of the Investor set forth in the Security Agreement. The Company also intends to negotiate related waivers with its other creditors.

The New Notes accrue interest at a rate of 5% per annum and are issued at a 40% discount to purchase price. Therefore, for each $600,000 of purchase price that is funded, the Subsidiaries issue a New Note in the principal amount of $1,000,000. The first New Note issued in the first tranche under the Securities Purchase Agreement was for an original purchase price of $1,881,401 (representing the Magic Farms Note Subscription Amount of $1,431,401 plus $450,000 funded purchase price) and an original principal amount of $2,633,961. The New Notes may be prepaid inclusive of interest of the greater of one year or the current amount of time that the New Note has been outstanding.

In the instance of an Event of Default, as such term is defined in the New Note, the Investor has the right to convert all or any portion of principal and/or interest of the New Notes into shares of Common Stock of the Company in accordance with the terms of the form of 10% Convertible Debenture dated as of June 30, 2016 issued under the July SPA.

The Investor shall have a right of first refusal to participate in future equity financings of the Company on the same terms as any new investors for a period of twelve months from the closing of the last Convertible Debenture.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Securities Purchase Agreement, the New Notes, the Security Agreement, and the Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which shall be filed by the Company as Exhibits to its Quarterly Report for the period ended September 30, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 22, 2016, the Company received notice of an Event of Default and Acceleration (the “Notice Letter”) in connection with that certain Promissory Note (the “Note”) dated March 14, 2016 issued by the Company, in favor of Chicago Venture Partners, L.P., in the original principal amount of $140,000. The Note was issued pursuant to that certain Note Purchase Agreement between the Company and Chicago Ventures Partners of the same date.

Pursuant to the Notice Letter, (1) beginning on September 14, 2016, the maturity date of the Note, the Note began to accrue interest at a default rate of 22% per annum (the “Default Rate Adjustment”), (2) Chicago Venture Partners declared all unpaid principal, accrued interest and other amounts due and payable at 125% of the outstanding balance of the Note (the “Mandatory Default Amount”), and (3) Chicago Venture Partners declared the outstanding balance of the Note immediately due and payable (the “Acceleration Payment”).

On September 23, 2016, Chicago Venture Partners agreed to forebear the Acceleration Payment for a period of 30 days, and the Company and Chicago Venture Partners are in the process of negotiating a forbearance agreement reflecting the 30-day forbearance. Regardless of such forbearance, the Default Rate Adjustment and the application of the Mandatory Default Amount formula shall remain in effect. As a result of the application of the Mandatory Default Amount formula, the outstanding balance of the Note increased to $184,022.27 from $147,217.81.

As a result of the effect of the Notice Letter, other of the Company’s lenders could issue similar notices of events of default or acceleration or penalties due to the Company’s Event of Default set forth in the Notice Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: October 6, 2016	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	President and Chief Executive Officer